Exhibit 99.1

Red Hat Reports Fourth Quarter and Fiscal Year 2018 Results

  Fourth quarter total revenue of $772 million, up 23% year-over-year, or 18% in constant currency; full fiscal year total revenue of $2.9 billion, up 21% year-over-year, or 20% in constant currency
  Fourth quarter subscription revenue of $683 million, up 22% year-over-year, or 18% in constant currency; full fiscal year subscription revenue of $2.6 billion, up 21% year-over-year, or 19% in constant currency
  Year-end deferred revenue balance of $2.6 billion, up 25% year-over-year
  Fourth quarter operating cash flow of $362 million, up 14% year-over-year; full fiscal year operating cash flow of $923 million, up 18% year-over-year

RALEIGH, N.C.--(BUSINESS WIRE)--March 26, 2018--Red Hat, Inc. (NYSE: RHT), the world's leading provider of open source solutions, today announced financial results for the fourth quarter of fiscal year 2018 ended February 28, 2018.

“The fourth quarter was a strong finish to the year for Red Hat. We maintained strong subscription revenue growth in both of our major technology categories during the year, enabling Red Hat to exceed a $3 billion annualized revenue run-rate exiting the year,” stated Jim Whitehurst, President and Chief Executive Officer of Red Hat. “Red Hat continued to expand its position with customers as a trusted adviser and strategic technology partner, enabling initiatives focused on digital transformation and cloud computing. This position helped drive a 50% year-over-year increase in the number of deals over $1 million during the fourth quarter, as we benefited from strong cross selling and high renewal rates within our top deals.”

“We are pleased to deliver 21% revenue growth during fiscal year 2018, up from 18% growth in the prior year. In addition, a strong performance in the fourth quarter enabled the company to exit the year with a total backlog increase of 24% year-over-year. We believe our total backlog, along with continued demand for our technologies, will enable us to deliver strong growth in fiscal year 2019,” stated Eric Shander, Executive Vice President and Chief Financial Officer of Red Hat.

Revenue: Total revenue for the quarter was $772 million, up 23% in USD year-over-year, or 18% measured in constant currency. Constant currency references in this release are detailed in the tables below. Subscription revenue for the quarter was $683 million, up 22% in USD year-over-year, or 18% measured in constant currency. Subscription revenue in the quarter was 88% of total revenue.

Full fiscal year 2018 total revenue was $2.9 billion, up 21% in USD year-over-year, or 20% measured in constant currency. Subscription revenue for the full year was $2.6 billion, up 21% in USD year-over-year, or 19% measured in constant currency. Subscription revenue in the full fiscal year was 88% of total revenue.

Subscription Revenue Breakout: Subscription revenue from Infrastructure-related offerings for the quarter was $510 million, an increase of 17% in USD year-over-year, or 13% measured in constant currency. Subscription revenue from Application Development-related and other emerging technology offerings for the quarter was $173 million, an increase of 39% in USD year-over-year, or 34% measured in constant currency.

Full fiscal year subscription revenue from Infrastructure-related offerings was $2.0 billion, an increase of 15% in USD year-over-year or 14% measured in constant currency. Full fiscal year subscription revenue from Application Development-related and other emerging technology offerings was $624 million, an increase of 42% in USD year-over-year, or 40% measured in constant currency.

Operating Income: GAAP operating income for the quarter was $132 million, up 40% year-over-year. After adjusting for non-cash share-based compensation expense, amortization of intangible assets, and transaction costs related to business combinations, non-GAAP operating income for the fourth quarter was $190 million, up 24% year-over-year. For the fourth quarter, GAAP operating margin was 17.1% and non-GAAP operating margin was 24.6%. Non-GAAP references in this release are detailed in the tables below.

Full fiscal year GAAP operating income was $472 million, an increase of 42% year-over-year. After adjusting for non-cash share-based compensation expense, amortization of intangible assets, and transaction costs related to business combinations, non-GAAP operating income for the full fiscal year was $698 million, up 25% year-over-year. Full fiscal year GAAP operating margin was 16.2% and non-GAAP operating margin was 23.9%.

Provision for Income Taxes: GAAP provision for income taxes for the fourth quarter and full fiscal year included a one-time tax charge of $123 million related to the Tax Cuts and Jobs Act enacted into law in December 2017. The new law includes significant changes to the U.S. corporate income tax system, including a permanent reduction in the corporate income tax rate from 35% to 21%, effective January 1, 2018. The one-time tax charge resulted primarily from re-measurement of deferred tax assets and liabilities and the transition tax associated with deemed repatriation of foreign earnings.

Non-GAAP provision for income taxes excludes the one-time impact related to the Tax Cuts and Jobs Act as well as discrete tax benefits related to share-based compensation.

Net Income/Loss: GAAP net loss for the quarter was $13 million, or $0.07 diluted loss per share, compared with GAAP net income of $66 million, or $0.36 diluted earnings per share (“EPS”), in the year-ago quarter.

After adjusting for non-cash share-based compensation expense, amortization of intangible assets, transaction costs related to business combinations and non-cash interest expense related to the debt discount, non-GAAP net income for the quarter was $167 million, or $0.91 diluted EPS, as compared to $110 million, or $0.61 diluted EPS, in the year-ago quarter. Non-GAAP diluted weighted average shares outstanding excludes dilution that is expected to be offset by our convertible note hedge transactions.

Full fiscal year GAAP net income was $259 million, or $1.40 diluted EPS, compared with $254 million, or $1.39 diluted EPS, in the prior fiscal year. After adjusting for non-cash share-based compensation expense, amortization of intangible assets, transaction costs related to business combinations and non-cash interest expense related to the debt discount, non-GAAP net income for the full fiscal year was $540 million, or $2.98 diluted EPS, as compared to $414 million, or $2.27 diluted EPS, in the prior fiscal year.

Cash: Operating cash flow was $362 million for the fourth quarter, an increase of 14% on a year-over-year basis. Total cash, cash equivalents and investments as of February 28, 2018 was $2.5 billion. The remaining balance in the current repurchase authorization as of February 28, 2018 was approximately $399 million.

Deferred revenue and backlog: Total backlog for fiscal year 2018 was in excess of $3.4 billion, up 24% year-over-year. We defined total backlog as the value of non-cancellable subscription and service agreements, including total deferred revenue, which is billed, plus the value of non-cancellable subscription and services agreements to be billed in the future not reflected in our financial statements. At the end of the fiscal year, the company’s total deferred revenue balance was $2.6 billion, an increase of 25% year-over-year. The full year positive impact to total deferred revenue from changes in foreign exchange rates was $92 million year-over-year. On a constant currency basis, total deferred revenue would have been up 21% year-over-year.

The portion of total backlog to be billed in the future not reflected in our financial statements was in excess of $775 million as of February 28, 2018, compared with the ending balance in excess of $650 million reported for fiscal year 2017. The portion of total backlog to be billed during fiscal year 2019 was in excess of $450 million as of February 28, 2018, compared with in excess of $330 million for the fiscal year ended February 28, 2017.

Outlook: Red Hat’s outlook assumes current business conditions and current foreign currency exchange rates.

For the full year:

  Revenue is expected to be approximately $3.425 billion to $3.460 billion in USD.
  GAAP operating margin is expected to be approximately 16.6% and non-GAAP operating margin is expected to be approximately 23.9%.
  Diluted GAAP EPS is expected to be approximately $2.25 to $2.28, assuming 187 million diluted shares outstanding. Diluted non-GAAP EPS is expected to be approximately $3.38 to $3.41, assuming 185 million diluted shares outstanding. Both GAAP and non-GAAP EPS assume a $4 million per quarter forecast for other income and an estimated annual effective tax rate of approximately 25% before discrete tax items.
  Operating cash flow is expected to be approximately $1.035 billion to $1.045 billion.

For the first quarter:

  Revenue is expected to be approximately $800 million to $810 million.
  GAAP operating margin is expected to be approximately 13.4% and non-GAAP operating margin is expected to be approximately 20.5%.
  Diluted GAAP EPS is expected to be approximately $0.42, assuming 187 million diluted shares outstanding. Diluted non-GAAP EPS is expected to be approximately $0.68, assuming 185 million diluted shares outstanding. Both GAAP and non-GAAP EPS assume a $4 million forecast for other income and an estimated annual effective tax rate of 25% before discrete tax items.

GAAP to non-GAAP reconciliation:

Full year non-GAAP operating margin guidance is derived by subtracting the estimated full year impact of non-cash share-based compensation expense of approximately $215 million and amortization of intangible assets of approximately $38 million. Full year diluted non-GAAP EPS guidance is derived by subtracting the expenses listed in the previous sentence and the full year impact of non-cash interest expense related to the debt discount of approximately $20 million and an estimated annual effective tax rate of approximately 25% before discrete tax items. Additionally, full year diluted non-GAAP EPS excludes approximately $30 million of discrete tax benefits related to share-based compensation that are included in full year diluted GAAP EPS. Full year diluted non-GAAP EPS excludes approximately 2 million diluted shares related to the convertible notes, which are expected to be offset by our convertible note hedge transactions.

First quarter non-GAAP operating margin guidance is derived by subtracting the estimated impact of non-cash share-based compensation expense of approximately $48 million and amortization of intangible assets of approximately $9.5 million. First quarter diluted non-GAAP EPS guidance is derived by subtracting the expenses listed in the previous sentence and non-cash interest expense related to the debt discount of approximately $5 million and an estimated annual effective tax rate of 25% before discrete tax items. Additionally, first quarter diluted non-GAAP EPS excludes approximately $1 million of discrete tax benefits related to share-based compensation that are included in first quarter diluted GAAP EPS. First quarter diluted non-GAAP EPS excludes approximately 2 million diluted shares related to the convertible notes, which are expected to be offset by our convertible note hedge transactions.

Webcast and Website Information

A live webcast of Red Hat's results will begin at 5:00 pm ET today. The webcast, in addition to a copy of our prepared remarks and slides containing financial highlights and supplemental metrics, can be accessed by the general public at Red Hat's investor relations website at http://investors.redhat.com. A replay of the webcast will be available shortly after the live event has ended. Additional information on Red Hat's reported results, including a reconciliation of the non-GAAP adjusted results, are included in the financial tables below.

About Red Hat, Inc.

Red Hat is the world's leading provider of open source software solutions, using a community-powered approach to provide reliable and high-performing cloud, Linux, middleware, storage and virtualization technologies. Red Hat also offers award-winning support, training, and consulting services. As a connective hub in a global network of enterprises, partners, and open source communities, Red Hat helps create relevant, innovative technologies that liberate resources for growth and prepare customers for the future of IT. Learn more at http://www.redhat.com.

Forward-Looking Statements

Certain statements contained in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: risks related to the ability of the Company to compete effectively; the ability to deliver and stimulate demand for new products and technological innovations on a timely basis; delays or reductions in information technology spending; the integration of acquisitions and the ability to market successfully acquired technologies and products; fluctuations in exchange rates; the effects of industry consolidation; uncertainty and adverse results in litigation and related settlements; the inability to adequately protect Company intellectual property and the potential for infringement or breach of license claims of or relating to third party intellectual property; risks related to defects in our offerings and third-party hardware upon which our offerings depend; risks related to the security of our offerings and other data security vulnerabilities; changes in and a dependence on key personnel; the ability to meet financial and operational challenges encountered in our international operations; and ineffective management of, and control over, the Company's growth and international operations, as well as other factors contained in our most recent Quarterly Report on Form 10-Q (copies of which may be accessed through the Securities and Exchange Commission's website at http://www.sec.gov), including those found therein under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations". In addition to these factors, actual future performance, outcomes, and results may differ materially because of more general factors including (without limitation) general industry and market conditions and growth rates, economic and political conditions, governmental and public policy changes and the impact of natural disasters such as earthquakes and floods. The forward-looking statements included in this press release represent the Company's views as of the date of this press release and these views could change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of this press release.

Red Hat and the Shadowman logo are trademarks or registered trademarks of Red Hat, Inc. or its subsidiaries in the U.S. and other countries. Linux® is the registered trademark of Linus Torvalds in the U.S. and other countries.

RED HAT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands - except per share amounts)

	Three Months Ended		Fiscal Year Ended
	February 28,	February 28,	February 28,	February 28,
	2018	2017	2018	2017
Revenue:
Subscriptions	$683,276	$559,588	$2,574,178	$2,135,780
Training and services	89,056	69,252	346,283	276,023
Total revenue	772,332	628,840	2,920,461	2,411,803

Cost of revenue:
Subscriptions	48,105	42,095	185,339	158,977
Training and services	64,520	50,112	246,458	195,401
Total cost of revenue	112,625	92,207	431,797	354,378

Gross profit	659,707	536,633	2,488,664	2,057,425

Operating expense:
Sales and marketing	315,181	272,438	1,198,576	1,036,021
Research and development	153,778	121,918	578,330	480,668
General and administrative	58,886	48,052	239,316	208,491
Total operating expense	527,845	442,408	2,016,222	1,725,180

Income from operations	131,862	94,225	472,442	332,245
Interest income	5,024	3,754	18,493	13,921
Interest expense	6,223	6,002	24,569	23,822
Other income (expense), net	11,368	(304)	8,335	(2,164)

Income before provision for income taxes	142,031	91,673	474,701	320,180
Provision for income taxes	154,583	25,870	215,898	66,477
Net (loss) income	$(12,552)	$65,803	$258,803	$253,703

Net (loss) income per share:
Basic	$(0.07)	$0.37	$1.46	$1.41
Diluted	$(0.07)	$0.36	$1.40	$1.39
Weighted average shares outstanding:
Basic	177,034	177,802	177,150	179,642
Diluted	177,034	181,197	184,602	182,961

RED HAT, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

	February 28, 2018	February 28, 2017 (1)
ASSETS
Current assets:
Cash, cash equivalents and restricted cash	$1,724,132	$1,090,808
Investments in debt and equity securities, short-term	318,358	369,983
Accounts receivable, net	806,744	634,821
Prepaid expenses	260,092	200,609
Other current assets	25,666	19,481
Total current assets	3,134,992	2,315,702

Property and equipment, net	206,105	189,629
Goodwill	1,288,830	1,040,709
Identifiable intangibles, net	224,953	137,767
Investments in debt securities, long-term	430,442	672,440
Deferred tax assets, net	93,300	104,833
Other assets, net	87,924	74,105
Total assets	$5,466,546	$4,535,185
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$427,086	$376,957
Deferred revenue, short-term	1,853,719	1,512,762
Other current obligations	843	1,354
Convertible notes	23,806	—
Total current liabilities	2,305,454	1,891,073

Deferred revenue, long-term	741,453	557,194
Convertible notes	744,194	745,633
Other long-term obligations	205,215	93,965
Stockholders’ equity:
Common stock	24	24
Additional paid-in capital	2,397,097	2,294,462
Retained earnings	1,611,794	1,352,991
Treasury stock, at cost	(2,506,089)	(2,311,805)
Accumulated other comprehensive loss	(32,596)	(88,352)
Total stockholders’ equity	1,470,230	1,247,320
Total liabilities and stockholders’ equity	$5,466,546	$4,535,185

(1) Derived from audited financial statements

RED HAT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Three Months Ended		Fiscal Year Ended
	February 28,	February 28,	February 28,	February 28,
	2018	2017	2018	2017
Cash flows from operating activities:
Net (loss) income	$(12,552)	$65,803	$258,803	$253,703
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	25,597	21,547	97,138	85,309
Amortization of debt discount and transaction costs	5,661	5,480	22,401	21,691
Deferred income taxes	(26,746)	6,128	(18,915)	12,327
Share-based compensation expense	49,266	51,157	192,249	192,530
Net amortization of bond premium on debt securities available for sale	1,417	2,669	8,405	12,623
Other	(12,818)	427	(11,500)	946
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(266,018)	(205,598)	(154,119)	(119,102)
Prepaid expenses	(60,779)	(57,400)	(86,805)	(76,787)
Accounts payable and accrued expenses	179,582	85,862	161,811	71,026
Deferred revenue	461,199	357,399	432,182	348,534
Other	18,254	(15,215)	21,488	(19,083)
Net cash provided by operating activities	362,063	318,259	923,138	783,717

Cash flows from investing activities:
Purchase of investment in debt securities available for sale	(14,016)	(85,053)	(299,789)	(500,849)
Proceeds from maturities of investment in debt securities available for sale	77,789	79,446	426,074	457,710
Proceeds from sales of investment in debt securities available for sale	179,997	13,068	199,614	43,273
Proceeds from sales of strategic equity investments	14,204	—	14,204	—
Acquisition of businesses, net of cash acquired	(231,200)	—	(315,081)	(28,667)
Purchase of developed software and other intangible assets	(3,849)	(3,062)	(16,720)	(11,774)
Purchase of property and equipment	(16,699)	(18,687)	(84,967)	(69,123)
Other	—	(500)	(189)	(703)
Net cash provided by (used in) investing activities	6,226	(14,788)	(76,854)	(110,133)

Cash flows from financing activities:
Proceeds from exercise of common stock options	354	556	4,895	3,829
Proceeds from employee stock purchase program	16,809	11,697	50,097	18,852
Payments related to net settlement of share-based compensation awards	(3,276)	(3,284)	(89,506)	(66,529)
Purchase of treasury stock	—	(139,479)	(237,002)	(458,661)
Payments on other borrowings	(340)	(1,145)	(1,547)	(1,684)
Other	(30)	—	(36)	—
Net cash provided by (used in) financing activities	13,517	(131,655)	(273,099)	(504,193)

Effect of foreign currency exchange rates on cash, cash equivalents and restricted cash	11,154	2,314	60,139	(6,361)
Net increase in cash, cash equivalents and restricted cash	392,960	174,130	633,324	163,030
Cash, cash equivalents and restricted cash at beginning of the period	1,331,172	916,678	1,090,808	927,778
Cash, cash equivalents and restricted cash at end of the period	$1,724,132	$1,090,808	$1,724,132	$1,090,808

RED HAT, INC.
RECONCILIATION OF CERTAIN GAAP RESULTS TO NON-GAAP ADJUSTED RESULTS
(Unaudited)
(In thousands - except per share amounts)

	Three Months Ended		Fiscal Year Ended
	February 28,	February 28,	February 28,	February 28,
	2018	2017	2018	2017

Reconciliation items included in Consolidated Statements of Operations:

Non-cash share-based compensation expense:
Cost of revenue	$4,453	$4,157	$16,862	$16,553
Sales and marketing	22,450	27,952	87,158	93,378
Research and development	14,405	13,639	57,008	52,424
General and administrative	7,958	5,409	31,221	30,175
Total share-based compensation expense	$49,266	$51,157	$192,249	$192,530

Amortization of intangible assets expense:
Cost of revenue	$4,214	$3,861	$16,705	$15,562
Sales and marketing	1,561	1,563	6,195	7,078
Research and development	35	35	138	138
General and administrative	2,270	1,787	8,407	7,078
Total amortization of intangible assets expense	$8,080	$7,246	$31,445	$29,856

Total non-cash interest expense related to the debt discount	$4,961	$4,820	$19,654	$19,104

Transaction costs related to business combinations	$728	$—	$2,038	$1,789

Reconciliation of GAAP results to non-GAAP adjusted results:

GAAP net (loss) income	$(12,552)	$65,803	$258,803	$253,703
GAAP provision for income taxes	154,583	25,870	215,898	66,477
GAAP income before provision for income taxes	$142,031	$91,673	$474,701	$320,180

Add: Non-cash share-based compensation expense	49,266	51,157	192,249	192,530
Add: Amortization of intangible assets expense	8,080	7,246	31,445	29,856
Add: Non-cash interest expense related to the debt discount	4,961	4,820	19,654	19,104
Add: Transaction costs related to business combinations	728	—	2,038	1,789
Non-GAAP adjusted income before provision for income taxes	$205,066	$154,896	$720,087	$563,459
Non-GAAP provision for income taxes (1)	38,077	45,204	180,057	149,608
Non-GAAP adjusted net income (basic and diluted)	$166,989	$109,692	$540,030	$413,851

Non-GAAP adjusted diluted weighted average shares outstanding:
GAAP diluted weighted average shares outstanding	177,034	181,197	184,602	182,961
Dilutive effect of outstanding equity awards, convertible notes and warrants	10,699	—	—	—
Dilution offset from convertible note hedge transactions	(4,728)	(492)	(3,445)	(292)
Non-GAAP diluted weighted average shares outstanding	183,005	180,705	181,157	182,669

Non-GAAP adjusted net income per share:
Basic	$0.94	$0.62	$3.05	$2.30
Diluted	$0.91	$0.61	$2.98	$2.27

RED HAT, INC.
RECONCILIATION OF CERTAIN GAAP RESULTS TO NON-GAAP ADJUSTED RESULTS
(Unaudited)
(In thousands - except per share amounts)

	Three Months Ended		Fiscal Year Ended
	February 28,	February 28,	February 28,	February 28,
	2018	2017	2018	2017
(1) Non-GAAP provision for income taxes:
Non-GAAP adjusted income before provision for income taxes	$205,066	$154,896	$720,087	$563,459
GAAP estimated annual effective tax rate	17.8%	29.5%	24.3%	27.7%
Provision for income taxes on non-GAAP adjusted income before discrete tax benefits	$35,925	$45,698	$174,981	$156,010
Discrete tax expense (benefit), excluding discrete benefits related to share-based compensation	2,152	(494)	5,076	(6,402)
Provision for income taxes on non-GAAP adjusted income, excluding impact from the Tax Cuts and Jobs Act and discrete tax benefits related to share-based compensation	$38,077	$45,204	$180,057	$149,608

GAAP gross profit	$659,707	$536,633	$2,488,664	$2,057,425
Add: Non-cash share-based compensation expense	4,453	4,157	16,862	16,553
Add: Amortization of intangible assets expense	4,214	3,861	16,705	15,562
Non-GAAP gross profit	$668,374	$544,651	$2,522,231	$2,089,540

Non-GAAP gross margin	86.5%	86.6%	86.4%	86.6%

GAAP operating expenses	$527,845	$442,408	$2,016,222	$1,725,180
Deduct: Non-cash share-based compensation expense	(44,813)	(47,000)	(175,387)	(175,977)
Deduct: Amortization of intangible assets expense	(3,866)	(3,385)	(14,740)	(14,294)
Deduct: Transaction costs related to business combinations	(728)	—	(2,038)	(1,789)
Non-GAAP adjusted operating expenses	$478,438	$392,023	$1,824,057	$1,533,120

GAAP operating income	$131,862	$94,225	$472,442	$332,245
Add: Non-cash share-based compensation expense	49,266	51,157	192,249	192,530
Add: Amortization of intangible assets expense	8,080	7,246	31,445	29,856
Add: Transaction costs related to business combinations	728	—	2,038	1,789
Non-GAAP adjusted operating income	$189,936	$152,628	$698,174	$556,420

Non-GAAP adjusted operating margin	24.6%	24.3%	23.9%	23.1%

RED HAT, INC.
RECONCILIATION OF CERTAIN GAAP RESULTS TO NON-GAAP ADJUSTED RESULTS
(Unaudited)
(In thousands - except per share amounts)

	Three Months Ended
	February 28,	February 28,	Year-Over-Year
	2018	2017	Growth Rate
Subscription and services revenue:
GAAP subscription revenue by offering type:
Infrastructure-related offerings	$510,013	$435,085	17.2%
Adjustment for currency impact	(16,622)	—
Non-GAAP Infrastructure-related subscription revenue on a constant currency basis	$493,391	$435,085	13.4%

Application Development-related and other emerging technology offerings	$173,263	$124,503	39.2%
Adjustment for currency impact	(6,938)	—
Non-GAAP Application Development-related and other emerging technology subscription revenue on a constant currency basis	$166,325	$124,503	33.6%

GAAP subscription revenue	$683,276	$559,588	22.1%
Adjustment for currency impact	(23,560)	—
Non-GAAP subscription revenue on a constant currency basis	$659,716	$559,588	17.9%

GAAP training and services revenue	$89,056	$69,252	28.6%
Adjustment for currency impact	(3,674)	—
Non-GAAP training and services revenue on a constant currency basis	$85,382	$69,252	23.3%

GAAP total subscription and training and services revenue	$772,332	$628,840	22.8%
Adjustment for currency impact	(27,234)	—
Non-GAAP total subscription and training and services revenue on a constant currency basis	$745,098	$628,840	18.5%

	Fiscal Year Ended
	February 28,	February 28,	Year-Over-Year
	2018	2017	Growth Rate
GAAP subscription revenue by offering type:
Infrastructure-related offerings	$1,950,396	$1,696,443	15.0%
Adjustment for currency impact	(20,016)	—
Non-GAAP Infrastructure-related subscription revenue on a constant currency basis	$1,930,380	$1,696,443	13.8%

Application Development-related and other emerging technology offerings	$623,782	$439,337	42.0%
Adjustment for currency impact	(9,164)	—
Non-GAAP Application Development-related and other emerging technology subscription revenue on a constant currency basis	$614,618	$439,337	39.9%

GAAP subscription revenue	$2,574,178	$2,135,780	20.5%
Adjustment for currency impact	(29,180)	—
Non-GAAP subscription revenue on a constant currency basis	$2,544,998	$2,135,780	19.2%

GAAP training and services revenue	$346,283	$276,023	25.5%
Adjustment for currency impact	(4,552)	—
Non-GAAP training and services revenue on a constant currency basis	$341,731	$276,023	23.8%

GAAP total subscription and training and services revenue	$2,920,461	$2,411,803	21.1%
Adjustment for currency impact	(33,732)	—
Non-GAAP total subscription and training and services revenue on a constant currency basis	$2,886,729	$2,411,803	19.7%

RED HAT, INC.
SUPPLEMENTAL INFORMATION
(Unaudited)
(In thousands)

Change in deferred revenue balances:
	Deferred Revenue
	Current	Long-Term	Total
Balance at February 28, 2017	$1,512,762	$557,194	$2,069,956
Constant currency change in deferred revenue (1)	279,293	153,747	433,040
Impact from foreign currency translation	61,664	30,512	92,176
Balance at February 28, 2018	$1,853,719	$741,453	$2,595,172

Year-over-year growth rate	22.5%	33.1%	25.4%
Year-over-year growth rate on a constant currency basis	18.5%	27.6%	20.9%

(1) Change in deferred revenue includes approximately $0.9 million acquired as part of a business combination.

Revenue growth by geographical segment:
	Americas	EMEA	APAC	Consolidated
Total revenue for the three months ended February 28, 2018	$484,492	$180,087	$107,753	$772,332
Adjustment for currency impact	147	(22,722)	(4,659)	(27,234)
Total revenue on a constant currency basis for the three months ended February 28, 2018	$484,639	$157,365	$103,094	$745,098

Total revenue for the three months ended February 28, 2017	$410,449	$131,308	$87,083	$628,840

Year-over-year growth rate	18.0%	37.1%	23.7%	22.8%
Year-over-year growth rate on a constant currency basis	18.1%	19.8%	18.4%	18.5%

Total revenue for the fiscal year ended February 28, 2018	$1,858,004	$657,197	$405,260	$2,920,461
Adjustment for currency impact	(782)	(33,118)	168	(33,732)
Total revenue on a constant currency basis for the fiscal year ended February 28, 2018	$1,857,222	$624,079	$405,428	$2,886,729

Total revenue for the fiscal year ended February 28, 2017	$1,555,290	$515,642	$340,871	$2,411,803

Year-over-year growth rate	19.5%	27.5%	18.9%	21.1%
Year-over-year growth rate on a constant currency basis	19.4%	21.0%	18.9%	19.7%

CONTACT:
Media Contact:
Red Hat, Inc.
Stephanie Wonderlick, 571-421-8169
swonderl@redhat.com
or
Investor Relations:
Red Hat, Inc.
Tom McCallum, 919-754-4630
tmccallum@redhat.com